[Graphic omitted]
                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

          ACCESS INTEGRATED TECHNOLOGIES CLOSES OVER-ALLOTMENT OFFERING

MORRISTOWN, N.J. - MARCH 24, 2006 - ACCESS INTEGRATED TECHNOLOGIES, INC. ("ACCESSIT") (AMEX: AIX) today announced that, in connection with its previously announced completed offering of 5,126,086 shares of Class A Common Stock, it has completed the offering of 768,913 shares of Class A Common Stock at a price of $10 per share to the public pursuant to the underwriters' exercise of their over-allotment option. The gross proceeds to the Company were $7,689,130. The net proceeds of $7,227,782 are expected to be used to further fund the ongoing Christie/AIX digital cinema deployment plan and for working capital purposes.

Roth Capital Partners, LLC and Craig-Hallum Capital Group LLC acted as the underwriters on the underwritten offering.

A shelf registration statement relating to these securities was declared effective by the Securities and Exchange Commission on January 13, 2006. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained from Suzanne Moore, (973) 290-0080, Access Integrated Technologies, Inc. 55 Madison Avenue, Suite 300, Morristown, NJ 07960.

SAFE HARBOR STATEMENT
Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of ACCESSIT officials during presentations about ACCESSIT, are "forward-looking" statements within the meaning of the Private Securities
Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects", "anticipates", "intends", "plans", "could", "might", "believes", "seeks", "estimates" or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by ACCESSIT's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about ACCESSIT, its technology, economic and market factors and the industries in which ACCESSIT does business, among other things. These statements are not guarantees of future performance and ACCESSIT has no specific intention to update these statements.

                                      # # #

Contact:

Suzanne Tregenza Moore                                  Michael Glickman
ACCESSIT                                                The Dilenschneider Group
55 Madison Avenue                                       212.922.0900
Suite 300
Morristown, NJ  07960
973.290.0080
www.accessitx.com